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                                                                       Exhibit 5
                                                                       ---------

                                 July 13, 2000

Vignette Corporation
901 South MoPac Expressway
Austin, Texas 78746

          Re:  Vignette Corporation (the "Company")
               Registration Statement for
               6,264,999 Shares of Common Stock

Ladies and Gentlemen:

     We refer to your registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of 6,164,999 shares of Common Stock available for issuance under the Company's OnDisplay, Inc. 1996 Stock Plan, the Oberon Software Incorporated 1990 Stock Option Plan, the Oberon Software Incorporated 1998 Stock Incentive Plan, and 100,000 shares of Common Stock available for issuance under the Company's OnDisplay, Inc. 1999 Employee Stock Purchase Plan. We advise you that, in our opinion, when such shares have been issued and sold pursuant to the applicable provisions of the applicable plan and in accordance with the Registration Statement, such shares will be validly issued, fully paid and nonassessable shares of the Company's Common Stock.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                 Very truly yours,



                                 /s/ Gunderson Dettmer Stough Villeneuve
                                     Franklin & Hachigian, LLP